UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)
(772) 287-2414

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The disclosure contained in Section 2.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 4, 2009, Liberator Medical Holdings, Inc. (the “Company”), entered into a one-year Business Loan Agreement, Promissory Note and Assignment of Deposit (collectively, the “Loan Agreement”) with Gulfstream Business Bank, Stuart, Florida (the “Lender”). Pursuant to the Loan Agreement, the Lender agreed to advance the Company a maximum of Five Hundred Thousand Dollars ($500,000) secured by the Company’s $500,000 certificate of deposit held by the Lender. Interest was payable on any advance under the Loan Agreement in accordance with a corporate loan base rate index published by the Wall Street Journal, with a minimum interest rate of 4.750% per annum.
On November 2, 2009, the Company entered into a $1,000,000 principal amount loan agreement (the “Renewal Agreement”) with the Lender. The Renewal Agreement is in a maximum principal amount of $1,000,000, renews and continues the Loan Agreement dated September 4, 2009, and has a term expiring September 8, 2010. All other terms of the September 4, 2009, Loan Agreement remain unchanged.
The Company has no outstanding balance under the Loan Agreement or the Renewal Agreement.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement dated September 4, 2009, and the Renewal Agreement dated November 2, 2009, copies of which are annexed to this Current Report as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated as of September 4, 2009, by and between the Company and Gulfstream Business Bank
10.2	Loan Agreement dated as of November 2, 2009, by and between the Company and Gulfstream Business Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.
Registrant

Dated: November 9, 2009	/s/ Mark A. Libratore
Mark A. Libratore, President

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